Exhibit (e)(2)

THIRD AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This third amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of June 30, 2020 by and between Simplify Exchange Traded Funds (“Trust”) and Foreside Financial Services, LLC (“Foreside”) is entered into as of ___________, 2021 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of seven Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

1.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects the addition of: Simplify Tail Risk Strategy ETF; Simplify Risk Parity Treasury ETF; Simplify S Health Care ETF; Simplify US Small-Cap Plus Downside Convexity ETF; Simplify Emerging Markets Equity Plus Downside Convexity ETF; Simplify Developed Markets Plus Downside Convexity ETF; Simplify Hedged Equity ETF; Simplify Macro Opportunities ETF; Simplify High Yield PLUS Credit Hedge ETF; Simplify Aggregate Bond PLUS Credit Hedge ETF and Simplify Managed Futures Strategy ETF.

2.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

3.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIMPLIFY EXCHANGE TRADED FUNDS		FORESIDE FINANCIAL SERVICES, LLC

By:		By:
	Paul Kim, President		Mark Fairbanks, Vice President

EXHIBIT A

Simplify US Equity PLUS Convexity ETF

Simplify US Equity PLUS Downside Convexity ETF

Simplify US Equity PLUS Upside Convexity ETF

Simplify Volt RoboCar Disruption and Tech ETF

Simplify Volt Pop Culture Disruption ETF

Simplify Volt Fintech Disruption ETF

Simplify Volt Cloud and Cybersecurity Disruption ETF

Simplify Growth Equity Plus Upside Convexity ETF

Simplify Nasdaq 100 Plus Downside Convexity ETF

Simplify Nasdaq 100 Plus Convexity ETF

Simplify Commodity Strategy ETF

Simplify Gold Strategy ETF

Simplify Credit Hedge ETF

Simplify U.S. Equity PLUS Bitcoin ETF

Simplify Volatility Premium ETF

Simplify Interest Rate Hedge ETF

Simplify Tail Risk Strategy ETF
Simplify Risk Parity Treasury ETF
Simplify Health Care ETF
Simplify US Small-Cap Plus Downside Convexity ETF
Simplify Emerging Markets Equity Plus Downside Convexity ETF
Simplify Developed Markets Plus Downside Convexity ETF

Simplify Hedged Equity ETF

Simplify Macro Opportunities ETF

Simplify High Yield PLUS Credit Hedge ETF

Simplify Aggregate Bond PLUS Credit Hedge ETF

Simplify Managed Futures Strategy ETF